The Board of Directors and Stockholder
United Refining Company:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                           KPMG PEAT MARWICK LLP

Pittsburgh, PA
October 22, 1997